EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-195981) pertaining to the 2007 Stock Plan, 2014 Employee Stock Purchase Plan and 2014 Equity Incentive Plan of Q2 Holdings, Inc. of our report dated February 12, 2015, with respect to the financial statements of Q2 Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Austin, Texas
February 12, 2015